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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of Rich Coast Inc., by virtue of their signatures appearing below, hereby constitute and appoint James P. Fagan and/or Robert W. Truxell, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Amendment No. 3 to Form S-3 on Form SB-2 in capacities set forth opposite their names on the signature page thereof and hereby ratify all that said attorneys-in-fact or either of them may do by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                                            Date
---------                      -----                                            ----
 /s/ Robert W. Truxell          Chairman of the Board of Directors         January 12, 2000
----------------------          and Secretary
Robert W. Truxell

 /s/ James P. Fagan             President, Chief Executive Officer         January 12, 2000
-------------------             and Director
James P. Fagan

 /s/ George P. Nassos           Director                                   January 12, 2000
---------------------
George P. Nassos

 /s/ Michael Grujicich          Chief Financial and Accounting             January 12, 2000
----------------------          Officer and Treasurer
Michael Grujicich